As filed with the Securities and Exchange Commission on May 9, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACADIA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware	06-1376651
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12830 El Camino Real, Suite 400

San Diego, CA 92130

(858) 558-2871

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Catherine Owen Adams

Chief Executive Officer

Acadia Pharmaceuticals Inc.

12830 El Camino Real, Suite 400, San Diego, CA 92130

(858) 558-2871

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jennifer J. Rhodes Executive Vice President, Chief Legal Officer & Secretary Acadia Pharmaceuticals Inc. 12830 El Camino Real, Suite 400 San Diego, CA 92130 (858) 558-2871	Carlos Ramirez, Esq. Cooley LLP 10265 Science Center Drive San Diego, CA 92121-1117 (858) 550-6000

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 9, 2025

PROSPECTUS

43,576,075 Shares of Common Stock

This prospectus relates to the disposition from time to time of up to 43,576,075 shares of our common stock, which includes 492,407 shares of our common stock issuable upon the exercise of warrants, which are held by the selling stockholders named in this prospectus. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders. We will, however, receive the net proceeds of any warrants exercised for cash.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” on page 9. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares. We will not be paying any underwriting discounts or commissions in this offering.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ACAD”. On May 8, 2025, the last reported sale price of our common stock was $16.93 per share.

Our principal executive offices are located at 12830 El Camino Real, Suite 400, San Diego, California 92130, and our telephone number at that address is (858) 558-2871.

An investment in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties referred to under the heading “Risk Factors” beginning on page 3 of this prospectus and under any similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May  , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, the selling stockholders may sell from time to time in one or more offerings the common stock described in this prospectus.

We have not, and the selling stockholders have not, authorized anyone to provide you with information other than the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus that we have authorized for use in connection with this offering. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus, any applicable prospectus supplement or any free writing prospectus is accurate only as of the date of those respective documents and that any information incorporated by reference is accurate only as of the date given in the document incorporated by reference, regardless of the time of delivery of those respective documents or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”

References in this prospectus to “Acadia,” the “Company,” “we,” “us” and “our” refer to Acadia Pharmaceuticals Inc., together with our wholly owned subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement unless the context requires otherwise.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors”, any prospectus supplement and the documents that we incorporate by reference into this prospectus, before making an investment decision.

Acadia Pharmaceuticals Inc.

We are a biopharmaceutical company focused on the development and commercialization of innovative medicines that address unmet medical needs in central nervous system, or CNS, disorders and rare diseases.

We have two core franchises in neuroscience and neuro-rare diseases. Our neuroscience franchise is anchored by the commercial product NUPLAZID (pimavanserin), which is the first and only drug approved by the U.S. Food and Drug Administration for the treatment of hallucinations and delusions associated with Parkinson’s disease psychosis. Our neuro-rare disease franchise is anchored by the commercial product DAYBUE, which is the first and only drug approved for the treatment of Rett syndrome.

In addition to these commercial products, we have a portfolio of product candidates and research programs that are designed to address significant unmet medical needs in CNS disorders and rare diseases. In order to achieve significant long-term growth, we plan to develop our current portfolio, expand our pipeline of early- and late-stage product candidates and expand into areas of rare disease that are adjacent to our existing franchises, including through strategic business development, and make use of our internal capabilities and knowledge.

Our most advanced product candidate is ACP-101 (intranasal carbetocin) for the treatment of hyperphagia in Prader-Willi syndrome, or PWS, a neuro rare disease. Hyperphagia is an intense persistent sensation of hunger accompanied by food preoccupations, an extreme drive to consume food, food-related behavior problems, and a lack of normal satiety. In November 2023, we initiated the Phase 3 COMPASS PWS study evaluating the efficacy and safety of ACP-101 for the treatment of hyperphagia in PWS.

Our next most advanced product candidate is ACP-204 for the treatment of Alzheimer’s disease psychosis, or ADP. In November 2023, we initiated a Phase 2 study evaluating the efficacy and safety of ACP-204 for the treatment of hallucinations and delusions associated with ADP. We plan to initiate an additional Phase 2 study of ACP-204 in Lewy Body Dementia with Psychosis (LBDP) in the third quarter of 2025.

We have several product candidates in earlier stages of development for the treatment of CNS disorders and rare diseases, including ACP-711 for the treatment of essential tremor, for which we expect to initiate a Phase 2 study in 2026.

We were originally incorporated in Vermont in 1993 as Receptor Technologies, Inc. We reincorporated in Delaware in 1997. Our global headquarters are in San Diego, California. We also have substantial operations in Princeton, New Jersey and European headquarters in Zug, Switzerland. Our principal executive offices are located at 12830 El Camino Real, Suite 400, San Diego, California 92130, and our telephone number at that address is (858) 558-2871. Our website address is ir.acadia.com. The information contained in, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference into this prospectus.

We own or have rights to various trademarks, copyrights and trade names used in our business, including Acadia®, NUPLAZID® and DAYBUE™. Our logos and trademarks are the property of Acadia Pharmaceuticals Inc. All other brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsement or sponsorship of us, by the trademark or trade dress owners.

The Offering

Common stock to be offered by the selling stockholders	43,576,075 shares(1)

Terms of the offering	The selling stockholders will determine when and how they will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus. We will, however, receive the net proceeds of any warrants exercised for cash.

Risk factors	See “Risk Factors” beginning on page 3, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Select Market Symbol	ACAD

(1)	Includes 492,407 shares of common stock that may be issued upon the exercise of warrants held by the selling stockholders.

The selling stockholders named in this prospectus may offer and sell up to 43,576,075 shares of our common stock, including 492,407 shares of our common stock issuable upon the exercise of warrants issued by us in a private placement that closed on December 17, 2012. Our common stock is currently listed on The Nasdaq Global Select Market under the symbol “ACAD.” Shares of our common stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus. We will, however, receive the net proceeds of any warrants exercised for cash. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to all shares of common stock reported to us as owned by the selling stockholders as of April 30, 2025, as well as the maximum number of shares that may be issued upon the exercise of warrants held by the selling stockholders as of April 30, 2025. We agreed to file the registration statement to which this prospectus forms a part to register these shares pursuant to a Registration Rights Agreement with the selling stockholders dated January 6, 2016, or the Registration Rights Agreement, as the same may be amended or amended and restated from time to time. The Registration Rights Agreement entitles the selling stockholders to require that we register for resale all of our shares of common stock, and common stock issued or issuable upon the exercise or conversion of any other securities (whether equity, debt or otherwise), now owned or hereafter acquired by the selling stockholders. Additional information with respect to the Registration Rights Agreement is contained in this prospectus under the heading “Selling Stockholders” and in our current report on Form 8-K filed with the SEC on January 7, 2016.

When we refer to the selling stockholders in this prospectus, we are referring to the entities named in this prospectus as the selling stockholders and, as applicable, their permitted transferees or other non-sale related transfer that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated in this prospectus by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. For more information, see the section entitled “Where You Can Find Additional Information.” Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, as well as the information incorporated herein by reference in this prospectus or any accompanying prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve a number of risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Forward-looking statements can be identified by the use of forward-looking words such as “aims,” “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “potential” “predicts,” “pro forma,” “projects,” “seeks,” “should,” “will,” “would,” or other similar words (including their use in the negative), or by discussions of future matters such as the benefits to be derived from our products and our product candidates, the potential market opportunities for our products and our drug candidates, our strategy for the commercialization of our products, our plans for exploring and developing our products for additional indications, the commercialization of DAYBUE or trofinetide in jurisdictions other than the United States, our plans and timing with respect to seeking regulatory approvals, the potential commercialization of any of our product candidates that receive regulatory approval, the progress, timing, results or implications of clinical trials and other development milestones and activities involving our products and our product candidates, our strategy for discovering, developing and, if approved, commercializing our product candidates, our existing and potential future collaborations, our estimates of future payments, revenues and profitability, our estimates regarding our capital requirements, future expenses and needs for additional financing, possible changes in legislation, and other statements that are not historical. All statements other than statements of historical facts contained in this prospectus, any applicable prospectus supplement, and the documents incorporated by reference herein are forward-looking statements. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in this prospectus, any applicable prospectus supplement and in the documents incorporated by reference herein and elsewhere in such documents could substantially harm our business, results of operations and financial condition and cause our results to differ materially from those expressed or implied by our forward-looking statements. If any of these events occurs, the trading price of our common stock could decline and you could lose all or a part of the value of your shares of our common stock.

The cautionary statements made in this prospectus, any accompanying prospectus supplement as well as the information incorporated herein by reference in this prospectus or any accompanying prospectus supplement are intended to be applicable to all forward-looking statements wherever they may appear in such documents. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date such statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus or any accompanying prospectus supplement to reflect events or circumstances after the date such statements are made or to reflect new information or the occurrence of unanticipated events, except as required by law.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders pursuant to this prospectus. A portion of the shares covered by this prospectus are issuable upon exercise of warrants to purchase our common stock. Upon any exercise of any of the warrants for cash, the applicable selling stockholder would pay us the exercise price set forth in the warrants. The cash exercise price of the warrants to purchase up to 492,407 shares of our common stock issued on December 17, 2012 is $0.01 per share. We expect to use any proceeds from the exercise of the warrants for cash primarily for our working capital and other corporate and operational purposes. Under certain conditions set forth in the warrants, the warrants are exercisable on a cashless basis. If any of the warrants are exercised on a cashless basis, we would not receive any cash payment from the applicable selling stockholder upon any such exercise of the warrants.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholders pursuant to this prospectus. Each selling stockholder will pay any underwriting discounts and commissions and any expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by such selling stockholder in disposing of shares covered by this prospectus, provided that we have agreed to bear legal expenses of the selling stockholders of up to $50,000 per underwritten public offering of the shares offered by this prospectus.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus may offer and sell up to 43,576,075 shares of our common stock, including 492,407 shares of our common stock issuable upon the exercise of warrants. The foregoing shares and warrants represent all shares of common stock reported to us as held by the selling stockholders as of April 30, 2025 and the maximum number of shares of common stock issuable upon the exercise of warrants held by the selling stockholders as of April 30, 2025. The selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares of our common stock since the date on which they provided information for this table.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

On January 6, 2016, in connection with a follow-on public offering of our common stock, we entered into a Registration Rights Agreement with the selling stockholders, pursuant to which we agreed that, if the selling stockholders demand that we register their shares of our common stock for resale under the Securities Act, we would be obligated to effect such registration. Our registration obligations under the Registration Rights Agreement cover all shares of our common stock now held or later acquired by the selling stockholders, will continue in effect for up to 10 years after the date of the Registration Rights Agreement, and include our obligation to facilitate certain underwritten public offerings of our common stock by the selling stockholders in the future. We have agreed to bear all expenses incurred by us in effecting any registration pursuant to the Registration Rights Agreement as well as the legal expenses of the selling stockholders of up to $50,000 per underwritten public offering effected pursuant to the Registration Rights Agreement. Additional information with respect to the Registration Rights Agreement is contained in our current report on Form 8-K filed with the SEC on January 7, 2016.

Julian C. Baker, a managing member of Baker Bros. Advisors (GP) LLC and Dr. Stephen R. Biggar, a full-time employee of Baker Bros. Advisors LP, serve on our Board of Directors.

Except for the ownership of shares of our common stock or other securities, the Registration Rights Agreement and Julian C. Baker’s and Stephen R. Biggar’s positions on our Board of Directors, none of the selling stockholders or any persons having control over such selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years.

The table below, including the footnotes, lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock held by each of the selling stockholders based on information provided to us by the selling stockholders. The percentages of shares owned prior to and after the offering are based on 167,361,851 shares of our common stock outstanding as of April 30, 2025, which includes the outstanding shares of common stock offered by this prospectus and the maximum number of shares of our common stock issuable upon exercise of the warrants in full for cash and the shares reported to us as beneficially owned by the selling stockholders from options. The number of shares beneficially owned prior to the offering indicates the number of shares of common stock reported to us as beneficially owned by the selling stockholders as of April 30, 2025.

The maximum number of shares to be sold column indicates the total number of shares of our common stock, including the shares of common stock issuable upon exercise of the warrants in full for cash, that the selling stockholders may offer under this prospectus.

The shares beneficially owned after offering number assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus, including all of the shares of our common stock issuable upon exercise of the warrants, and no further acquisitions of shares by the selling stockholders. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long any of the selling stockholders will hold the shares before selling them. Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution”.

	Before Offering		Maximum Number of Shares Offered	After Offering(1)
Name of Selling Stockholder	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned		Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Baker Bros. Advisors LP(2)(3)	43,856,025	26.1%	43,576,075	279,950	*

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
(1)

The selling stockholders may offer and sell all or part of the common stock covered by this prospectus, but no estimates can be made as to the amount of shares of common stock that will be held by the selling stockholders after the completion of this offering.

(2)

Under the terms of the warrants held by the selling stockholders issued on December 17, 2012, the number of shares of our common stock that may be acquired by the selling stockholders upon any exercise of the warrants is generally limited to the extent necessary to ensure that, following such exercise, the total number of shares of our common stock then beneficially owned by the selling stockholders, together with their affiliates and any other persons or entities whose beneficial ownership, as calculated pursuant to Section 13(d) of the Exchange Act and the applicable regulations of the SEC, would not exceed 19.99% of the total number of shares of our common stock then issued and outstanding. Solely for purposes of this table, the 19.99% limitation is disregarded, and the numbers of shares of common stock beneficially owned do not reflect this limitation.

(3)

The shares of common stock reported to us as beneficially owned by Baker Bros. Advisors LP, or the Adviser, are held by the following selling stockholders (i) (a) 3,546,939 shares of common stock directly held by 667, L.P., or 667, and (b) 42,131 shares of common stock issuable upon the exercise of warrants held by 667, without giving effect to limitations on exercise described in note (2) above, (ii) (a) 102,876 shares of common stock beneficially owned by Julian C. Baker and (b) 1,569 shares of common stock issuable upon the exercise of warrants held by Julian C. Baker, without giving effect to limitations on exercise described in note (2) above, (iii) (a) 102,876 shares of common stock owned by Felix J. Baker and (b) 1,569 shares of common stock issuable upon the exercise of warrants held by Felix J. Baker, without giving effect to limitations on exercise described in note (2) above, (iv) (a) 39,254,169 shares of common stock directly held by Baker Brothers Life Sciences LP, or BBLS, and together with 667, referred to as the Funds and (b) 447,138 shares of common stock issuable upon the exercise of warrants held by BBLS, without giving effect to the to the limitations on exercise described in note (2) above, (v) 131,088 and 9,387 shares of common stock issuable to Julian C. Baker upon the exercise of stock options and the vesting and settlement of restricted stock units, respectively, each exercisable or vesting, as applicable, within 60 days of April 30, 2025, (vi) 130,088 and 9,387 shares of common stock issuable to Stephen R. Biggar upon the exercise of stock options and the vesting and settlement of restricted stock units, respectively, each exercisable or vesting, as applicable, within 60 days of April 30, 2025, (vii) 27,500 shares of common stock held by Stephen R. Biggar as a result of exercising stock options awarded for services as a director, (viii) 24,654 shares of common stock held by Julian C. Baker following the vesting and settlement of restricted stock units awarded for services as a director, and (ix) 24,654 shares of common stock held by Stephen R. Biggar following the vesting and settlement of restricted stock units awarded for services as a director. Pursuant to management agreements, as amended, among the Adviser, the Funds and their respective general partners, the Funds’ respective general partners relinquished to the Adviser all discretion and authority with respect to the investment and voting power of the securities held by the Funds, and thus the Adviser has complete and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments, and thus may be deemed to beneficially own all shares held by the Funds. Baker Bros. Advisors (GP) LLC, or the Adviser GP, is the sole general partner of the Adviser and thus may be deemed to beneficially own all shares held by the Adviser and the Funds. Julian C. Baker and Felix J. Baker have voting and investment power over the shares held by each of the Funds as managing members of the Adviser GP, and thus may be deemed beneficially own the shares held by the Funds. Dr. Biggar is a full-time employee of the Adviser and currently serves on the Board of Directors of the Company as a representative of the Funds. Pursuant to the policies of the Adviser, Julian C. Baker and Dr. Biggar do not have a right to any of the Company’s securities issued as compensation for their service on the Board of Directors and the Funds are entitled to an indirect proportionate pecuniary interest in such securities. The Funds each own an indirect proportionate pecuniary interest in such securities. Solely as a result of their ownership interest in (i) the general partners of the Funds and (ii) the Funds, Felix J. Baker and Julian C. Baker may be deemed to have an indirect pecuniary interest in the shares of common stock, stock options, common stock issued upon exercise of stock options, restricted stock units and common stock received upon vesting of restricted stock units issued as compensation for such board service. Pursuant to the policies of the Adviser, the Adviser has voting and dispositive power over the stock options, restricted stock units and any common stock received as a result of the exercise of stock options or vesting of restricted stock units. Julian C. Baker, Felix J. Baker, Stephen R. Biggar, the Adviser and the Adviser GP disclaim beneficial ownership of all shares held by the Funds, except to the extent of their indirect pecuniary interest therein. The address for Julian C Baker, Felix J. Baker, the Adviser and the Adviser GP is 860 Washington Street, 3rd Floor, New York, New York 10014. This information is based on the most recent Schedule 13D and Form 4 filed on behalf of the Advisor, subsequent filings, information supplied by Stephen R. Biggar and Julian C. Baker, and our records relating to current outstanding stock options and restricted stock units.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock held by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of our common stock. We will, however, receive the proceeds of any warrants exercised for cash.

The selling stockholders may sell the shares offered by this prospectus. The selling stockholders, including their donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded, in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the selling stockholders gift, pledge, grant a security interest in, or otherwise transfer the shares offered hereby, such transferees may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act to include the name of such transferee in the list of selling stockholders under this prospectus if and when necessary or required.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. They may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	“at the market” or through market makers or into an existing market for the shares;

•	short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, after the effective date of the registration statement of which this prospectus is a part;

•	through the distribution of the common stock by any selling stockholders to its partners, members or stockholders;

•	through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In certain circumstances, the selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the shares offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.

The selling stockholders also may resell all or a portion of the shares in open market transactions, rather than under this prospectus, in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any broker-dealers that act in connection with the sale of securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. In the event that any selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. To our knowledge and based upon information we received from the selling stockholders, each selling stockholder that is affiliated with a broker-dealer acquired the shares of common stock being registered hereunder in the ordinary course of business, and, at the time such selling stockholder acquired the shares being registered hereunder, such selling stockholder did not have any agreement or understanding, directly or indirectly, with any person to distribute such shares. To our knowledge, none of the selling stockholders received any shares as underwriting compensation.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To comply with the securities laws of some states, if applicable, the shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling stockholders and their affiliates. These rules may limit the timing of purchases and sales of the shares by such selling stockholders. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will bear all of the costs, expenses and fees in connection with the registration of the shares of common stock, other than any commissions, discounts or other fees payable to underwriters or broker-dealers in connection with any sale of shares, which will be borne by the selling stockholder selling such shares of common stock. We have agreed to bear legal expenses of the selling stockholders of up to $50,000 per underwritten public offering of the shares offered by this prospectus. We and the selling stockholders have agreed to indemnify each other against certain claims, losses, damages and liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus will be passed upon for us by Cooley LLP, San Diego, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of our internal control over financial reporting as of December 31, 2024, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits which are part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. We are a reporting company and we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov.

We maintain a website at ir.acadia.com. The information contained in, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part but prior to the effectiveness of such registration statement, until the termination of the offering of the shares covered by this prospectus (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, or are otherwise not incorporated into registration statements, pursuant to applicable rules promulgated by the SEC):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2024 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on April 25, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025;

•	our Current Report on Form 8-K (other than information furnished rather than filed), filed with the SEC on April 16, 2025; and

•

the description of our common stock as contained in Exhibit 4.3 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 27, 2020, including any amendments or reports filed for the purpose of updating such description.

You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statement, and amendments, if any, to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website or our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, without charge to the requester, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by telephoning or writing us at the following address:

Investor Relations

Acadia Pharmaceuticals Inc.

12830 El Camino Real, Suite 400

San Diego, CA 92130

(858) 558-2871

ir@acadia-pharm.com

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, payable by us in connection with the offering of common stock being registered. All amounts are estimates except the registration fee.

Amount to Be Paid
SEC registration fee	$99,006
Legal fees and expenses	$50,000
Accounting fees and expenses	$15,000
Miscellaneous	$7,500

Total	$171,506

Item 15. Indemnification of Directors and Officers

Section 102(b)(7) of the General Corporation Law of the State of Delaware allows a corporation to provide in its certificate of incorporation for the elimination of the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except (i) where the director or officer breached their duty of loyalty, (ii) where the director or officer failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, (iii) where the director authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, (iv) where the director or officer obtained an improper personal benefit or (v) with respect to an officer, in any action by or in the right of the corporation. Our amended and restated certificate of incorporation provides for such a provision with respect to our directors, and our amended and restated bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by law.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

As permitted by the General Corporation Law of the State of Delaware, we have entered into indemnification agreements with our officers and directors that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was or at any time becomes a director, an officer or an employee of Acadia or any of our affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interest and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

We maintain directors’ and officers’ insurance providing indemnification for certain of our directors, officers, affiliates, partners and employees for certain liabilities.

Item 16. Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation, as Amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed August 6, 2015).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K, filed February 24, 2021).

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed April 16, 2025).

4.1	Reference is made to Exhibits 3.1 and 3.2 above.

4.2	Form of common stock certificate of the Registrant (incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-52492).

4.3	Form of Amended and Restated Warrant to Purchase Common Stock (superseding the form of warrant issued to certain purchasers in a private placement on December 17, 2012) (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K, filed February 27, 2019).

4.4	Registration Rights Agreement, dated January 6, 2016, between the Registrant and the investors listed on Schedule A thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed January 7, 2016).

5.1	Opinion of Counsel.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

107	Calculation of Registration Fee.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 9, 2025.

ACADIA PHARMACEUTICALS INC.

By:	/s/ CATHERINE OWEN ADAMS
Catherine Owen Adams
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Catherine Owen Adams and Mark C. Schneyer, and each of them, as his or her true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CATHERINE OWEN ADAMS Catherine Owen Adams	Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2025

/S/ MARK C. SCHNEYER Mark C. Schneyer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 9, 2025

/S/ JAMES K. KIHARA James K. Kihara	Senior Vice President, Finance (Principal Accounting Officer)	May 9, 2025

/S/ STEPHEN R. BIGGAR Stephen R. Biggar	Chairman of the Board	May 9, 2025

/S/ JULIAN C. BAKER Julian C. Baker	Director	May 9, 2025

/S/ LAURA A. BREGE Laura A. Brege	Director	May 9, 2025

/S/ JAMES M. DALY James M. Daly	Director	May 9, 2025

/S/ ELIZABETH A. GAROFALO Elizabeth A. Garofalo	Director	May 9, 2025

/S/ EDMUND P. HARRIGAN Edmund P. Harrigan	Director	May 9, 2025

/S/ ADORA NDU Adora Ndu	Director	May 9, 2025

/S/ DANIEL B. SOLAND Daniel B. Soland	Director	May 9, 2025